UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 18, 2007

ELUXURYHOUSE, INC.

(Exact name of registrant as specified in its charter)

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Florida	333-140717	###-##-####
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

2924 Davie Road, Suite 200

(Address of Principal Executive Office) (Zip Code)

(954) 321-0176

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01

Changes in Registrant’s Certifying Accountant.

On September 18, 2007, the Registrant engaged Berman & Company, P.A. (“Berman”) as the Registrant’s independent auditing firm for the fiscal year ended June 30, 2007 and for the period from July 21, 2005 (inception) to June 30, 2007,  and to perform SAS No. 100 quarterly reviews of the Registrant’s unaudited financial statements to be included in the Registrant’s Form 10-QSB filings for the quarters ended September 30, 2007, December 31, 2007, and March 31, 2008.  Such engagement was approved by the Registrant’s Board of Directors.

The Registrant has not, nor has someone on its behalf, during its two most recent fiscal years and any subsequent interim period prior to engaging Berman, consulted with Berman regarding:  (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Registrant’s financial statements, and neither written or oral advice was provided that was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject or a disagreement or a reportable event.

The Registrant has authorized the former accountant to respond fully to any inquiries of Berman concerning the subject matter discussed in the Registrant’s Form 8-K filed with the Commission on June 26, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

eLUXURYHOUSE, INC.

By:	/s/ HOWARD N. KAHN
Howard N. Kahn President

Date:  September 21, 2007